UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2004

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	000-24890	95-4031807
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

18101 Von Karman Avenue

Irvine, California  92612

(Address of principal executive offices, including zip code)

949-752-5588

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets

On December 16, 2004, Edison Mission Energy (EME) completed the sale of the stock and related assets of MEC International B.V. (MECIBV) pursuant to a Purchase Agreement, dated July 29, 2004, by and between EME and a consortium comprised of International Power plc (70%) and Mitsui & Co., Ltd. (30%), referred to as IPM. The Purchase Agreement was entered into following a competitive bidding process. The sale of MECIBV included the sale of EME’s interests in ten electric power generating projects or companies located in Europe, Asia, Australia, and Puerto Rico.  As discussed further below, EME’s interests in the CBK, Tri Energy and Doga projects were excluded from the sale.  Consideration from the sale of MECIBV and related assets was $2.0 billion in cash. The cash proceeds from the sale, net of transaction costs and taxes, may be used by EME to repay debt, to support contracting and hedges of power sales, to make capital expenditures for its remaining domestic projects and for investment.  In anticipation of the sale, the remaining $200 million of the $800 million secured loan at Mission Energy Holdings International, Inc., another subsidiary of EME, was repaid on December 14, 2004.

On December 16, 2004, EME issued a press release announcing that it had completed the sale. A copy of the press release has been attached under Item 9.01(c) as Exhibit 99.1. Such information is incorporated herein by reference.

EME has entered into a Purchase Agreement, dated as of November 5, 2004 (the “CBK PSA”) with its partner in the CBK project, IMPSA S.A to sell EME’s interest in the CBK project to them.  EME and IMPSA executed the CBK PSA following IMPSA’s exercise of its right of first refusal under the terms of the shareholders agreement for the CBK project.  Accordingly, the price, terms and conditions set forth in the CBK PSA are substantially the same as those set forth in the MECIBV transaction.  EME has also entered into a separate Purchase Agreement with IPM to sell EME's interest in the CBK project to them if the sale to IMPSA is not completed. Further, EME has entered into separate Purchase Agreements with IPM concerning the Tri Energy and Doga projects. Anticipated proceeds from these three projects will be approximately $216 million. EME expects the sale of its interests in the CBK, Tri Energy and Doga projects will be completed before year end or in early 2005.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

Not applicable.

(b)  Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of Edison Mission Energy are attached as Exhibit 99.2.

(c)  Exhibits

99.1         Press Release of Edison Mission Energy, dated December 16, 2004.

99.2         Unaudited Pro Forma Condensed Consolidated Financial Statements of Edison Mission Energy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy

(Registrant)

Date:	December 21, 2004	/s/ Kevin M. Smith
KEVIN M. SMITH Senior Vice President and Chief Financial Officer